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                                                                    EXHIBIT 23.3


                    CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of Aspect Telecommunications Corporation (the "Company") on Form S-3 of our report, which includes an explanatory paragraph relating to the Company's ability to continue as a going concern, dated March 25, 1998, on our audits of the financial statements of Voicetek Corporation as of December 31, 1997 and 1996, and for each of the two years in the period ended December 31, 1997, which report is included in the Company's filing on Form 8-K/A.


PRICEWATERHOUSECOOPERS LLP
/s/ PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
January 19, 1999